Press Release

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Kathy Ta
Managing Director, Investor Relations
(408) 601-5697

MAXIM INTEGRATED REPORTS RESULTS FOR THE FOURTH QUARTER OF FISCAL 2017, INCREASES DIVIDEND BY 9%

•	Revenue: $602 million

•	Gross Margin: 65.4% GAAP (67.2% excluding special items)

•	EPS: $0.57 GAAP ($0.63 excluding special items)

•	Cash, cash equivalents, and short term investments: $2.74 billion

•	Fiscal first quarter revenue outlook: $555 to $595 million

•	Quarterly dividend increased 9% to $0.36 per share

•	New share repurchase authorization: $1 billion

SAN JOSE, CA – July 20, 2017 – Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $602 million for its fourth quarter of fiscal 2017 ended June 24, 2017, a 4% increase from the $581 million revenue recorded in the prior quarter, and a 6% increase from the same quarter of last year.

Tunc Doluca, President and Chief Executive Officer, commented, “The June quarter marked the third consecutive quarter in our return to year-over-year growth, led by double-digit increases in Industrial and Automotive. Through solid execution in our manufacturing strategy, we exceeded our profitability targets and demonstrated strong earnings power and cash flow growth.” Mr. Doluca continued, “Today, we are announcing a 9% increase in our dividend, reflecting our continued commitment to return cash to shareholders and confidence in our long-term outlook.”

Fiscal Year 2017 Fourth Quarter Results
Based on Generally Accepted Accounting Principles (GAAP), diluted earnings per share in the June quarter was $0.57. The results were affected by pre-tax special items which primarily consisted of $13 million in charges related to acquisitions and $3 million in charges related to restructuring activities. GAAP earnings per share, excluding special items was $0.63. An analysis of GAAP versus GAAP excluding special items is provided in the last table of this press release.

Cash Flow Items
At the end of the fourth quarter of fiscal 2017, total cash, cash equivalents and short term investments were $2.74 billion, an increase of $589 million from the prior quarter.
Notable items included:

•	Cash flow from operations: $237 million

•	Gross capital expenditures: $13 million

•	Bond offering: $496 million

•	Dividends: $93 million ($0.33 per share)

•	Stock repurchases: $76 million

Business Outlook
The Company’s 90-day backlog at the beginning of the September 2017 quarter was $389 million. Based on the beginning backlog and expected turns, our results for the September 2017 quarter are forecasted to be as follows:

•	Revenue: $555 to $595 million

•	Gross Margin: 63% to 66% GAAP (65% to 68% excluding special items)

•	EPS: $0.48 to $0.54 GAAP ($0.52 to $0.58 excluding special items)

Maxim Integrated’s business outlook does not include the potential impact of any special items related to restructuring activity, acquisitions, or other business combinations that may be completed during the quarter.

Dividend and Share Repurchase
Our Board of Directors approved a 9% increase in the quarterly dividend and a new share repurchase authorization of $1 billion. A cash dividend of $0.36 per share will be paid on September 14, 2017, to stockholders of record on August 31, 2017.

Conference Call

Maxim Integrated has scheduled a conference call on July 20 at 2:00 p.m. Pacific Time to discuss its financial results for the fourth quarter of fiscal 2017 and its business outlook. This call will be webcast by Shareholder.com and can be accessed at the Company’s website at investor.maximintegrated.com.

A presentation summarizing financial information to be discussed on the conference call is posted at investor.maximintegrated.com.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended			Year Ended
	June 24, 2017	March 25, 2017	June 25, 2016	June 24, 2017	June 25, 2016
	(in thousands, except per share data)
Net revenues	$602,005	$581,216	$566,126	$2,295,615	$2,194,719
Cost of goods sold (1) (2)	208,339	214,312	219,099	849,135	950,331
Gross margin	393,666	366,904	347,027	1,446,480	1,244,388
Operating expenses:
Research and development	114,011	113,163	113,491	453,977	467,161
Selling, general and administrative	75,129	73,987	71,483	291,511	288,899
Intangible asset amortization	2,050	2,348	2,538	9,189	12,205
Impairment of long-lived assets (3)	—	1,000	429	7,517	160,582
Impairment of goodwill and intangible assets	—	—	27,602	—	27,602
Severance and restructuring expenses	1,175	450	4,149	12,453	24,479
Other operating expenses (income), net (4)	1,923	1,704	4,962	(22,944)	(50,389)
Total operating expenses (income), net	194,288	192,652	224,654	751,703	930,539
Operating income (loss)	199,378	174,252	122,373	694,777	313,849
Interest and other income (expense), net (5)	(3,798)	(3,884)	(6,427)	(15,188)	(28,795)
Income (loss) before provision for income taxes	195,580	170,368	115,946	679,589	285,054
Income tax provision (benefit)	32,271	30,155	23,607	107,976	57,579
Net income (loss)	$163,309	$140,213	$92,339	$571,613	$227,475

Earnings (loss) per share:
Basic	$0.58	$0.50	$0.32	$2.02	$0.80
Diluted	$0.57	$0.49	$0.32	$1.98	$0.79

Shares used in the calculation of earnings (loss) per share:
Basic	282,747	282,903	285,354	283,147	285,081
Diluted	287,494	287,882	288,544	287,974	289,479

Dividends paid per share	$0.33	$0.33	$0.30	$1.32	$1.20

SCHEDULE OF SPECIAL ITEMS
(Unaudited)
	Three Months Ended			Year Ended
	June 24, 2017	March 25, 2017	June 25, 2016	June 24, 2017	June 25, 2016
	(in thousands)
Cost of goods sold:
Intangible asset amortization	$11,064	$11,064	$11,829	$46,485	$55,030
Accelerated depreciation (1)	—	1,103	4,098	3,459	53,827
Other cost of goods sold (2)	—	—	—	—	6,123
Total	$11,064	$12,167	$15,927	$49,944	$114,980

Operating expenses:
Intangible asset amortization	$2,050	$2,348	$2,538	$9,189	$12,205
Impairment of long-lived assets (3)	—	1,000	429	7,517	160,582
Impairment of goodwill and intangible assets	—	—	27,602	—	27,602
Severance and restructuring	1,175	450	4,149	12,453	24,479
Other operating expenses (income), net (4)	1,923	1,704	4,962	(22,944)	(50,389)
Total	$5,148	$5,502	$39,680	$6,215	$174,479

Interest and other expense (income), net (5)	$(90)	$(48)	$(247)	$(5,661)	$194
Total	$(90)	$(48)	$(247)	$(5,661)	$194

Income tax provision (benefit):
Fiscal year 2016 research & development tax credits	—	—	—	—	(2,475)
Total	$—	$—	$—	$—	$(2,475)

(1) Includes building and equipment accelerated depreciation related to San Jose and Dallas manufacturing facilities.
(2) Includes expense related to patent license settlement.
(3) Includes impairment of investments in privately-held companies and other equipment impairment charges relating to the San Antonio wafer manufacturing facility.

(4) Includes gain on sale of micro-electromechanical systems (MEMS) business line during the first quarter of fiscal year 2017, gain on sale of energy metering business during the third quarter of fiscal year 2016, loss (gain) relating to sale of assets, and expected loss on lease abandonment.

(5) Includes gain on sale of shares received for the sale of the wafer manufacturing facility in San Antonio, Texas.

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CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 24, 2017	March 25, 2017	June 25, 2016
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$2,246,121	$1,656,727	$2,105,229
Short-term investments	498,718	499,154	125,439
Total cash, cash equivalents and short-term investments	2,744,839	2,155,881	2,230,668
Accounts receivable, net	256,454	257,592	256,531
Inventories	247,242	241,439	227,929
Other current assets	57,059	60,195	91,920
Total current assets	3,305,594	2,715,107	2,807,048
Property, plant and equipment, net	606,581	636,835	692,551
Intangible assets, net	90,867	103,981	146,540
Goodwill	491,015	491,015	490,648
Other assets	72,974	69,689	84,100
Assets held for sale	3,202	1,156	13,729
TOTAL ASSETS	$4,570,233	$4,017,783	$4,234,616

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$77,373	$82,938	$82,535
Income taxes payable	3,688	4,538	21,153
Accrued salary and related expenses	145,299	135,702	166,698
Accrued expenses	37,663	35,208	50,521
Deferred revenue on shipments to distributors	14,974	35,724	38,779
Short-term debt	—	—	249,717
Total current liabilities	278,997	294,110	609,403
Long-term debt	1,487,678	991,877	990,090
Income taxes payable	557,498	534,028	480,645
Other liabilities	43,366	37,459	46,664
Total liabilities	2,367,539	1,857,474	2,126,802

Stockholders' equity:
Common stock and capital in excess of par value	283	284	284
Retained earnings	2,212,301	2,169,760	2,121,749
Accumulated other comprehensive loss	(9,890)	(9,735)	(14,219)
Total stockholders' equity	2,202,694	2,160,309	2,107,814
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$4,570,233	$4,017,783	$4,234,616

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended			Year Ended
	June 24, 2017	March 25, 2017	June 25, 2016	June 24, 2017	June 25, 2016
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$163,309	$140,213	$92,339	$571,613	$227,475
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	17,624	18,300	16,444	71,117	69,701
Depreciation and amortization	38,194	40,473	46,414	164,292	244,637
Deferred taxes	1,697	(16,967)	(13,510)	(7,895)	(48,138)
In-process research and development written-off	—	—	27,602	—	27,602
Loss (gain) from sale of property, plant and equipment	7,006	4,809	5,048	16,365	2,283
Loss (gain) on sale of business	—	—	—	(26,620)	(58,944)
Tax benefit (shortfall) related to stock-based compensation	—	—	3,657	—	7,375
Impairment of long-lived assets	665	—	—	1,462	160,153
Impairment of investments in privately-held companies	—	1,000	—	6,720	—
Excess tax benefit from stock-based compensation	—	—	(1,890)	—	(9,550)
Changes in assets and liabilities:
Accounts receivable	1,138	(33,249)	21,971	78	22,313
Inventories	(5,715)	(5,505)	7,657	(21,215)	44,086
Other current assets	(727)	16,862	8,012	(3,547)	2,943
Accounts payable	(5,235)	11,887	5,076	(6,205)	(3,676)
Income taxes payable	22,619	20,931	19,792	60,798	56,641
Deferred revenue on shipments to distributors	(20,751)	(412)	4,322	(23,805)	8,452
Accrued salary and related expenses	9,597	26,227	—	(21,399)	—
All other accrued liabilities	7,507	(3,872)	11,137	(8,102)	(31,468)
Net cash provided by (used in) operating activities	236,928	220,697	254,071	773,657	721,885
Cash flows from investing activities:
Purchase of property, plant and equipment	(13,050)	(8,286)	(22,488)	(51,421)	(69,369)
Proceeds from sales of property, plant and equipment	7,576	787	34,691	10,792	85,142
Proceeds from sale of available-for-sale securities	—	—	—	50,994	—
Proceeds from maturity of available-for-sale securities	50,000	—	50,000	75,000	50,000
Proceeds from sale of business	—	—	—	42,199	105,000
Purchases of available-for-sale securities	(49,891)	(99,398)	(25,000)	(450,135)	(99,948)
Purchases of privately-held companies' securities	—	(162)	(1,554)	(2,825)	(10,483)
Other investing activities	—	—	—	—	2,380
Net cash provided by (used in) investing activities	(5,365)	(107,059)	35,649	(325,396)	62,722
Cash flows from financing activities:
Excess tax benefit from stock-based compensation	—	—	1,890	—	9,550
Repayment of notes payable	—	—	—	(250,000)	—
Issuance of debt	500,000	—	250,000	500,000	250,000
Debt Issuance Cost	(3,688)	—	(283)	(3,688)	(283)
Net issuance of restricted stock units	(7,471)	(8,268)	(2,687)	(25,183)	(24,084)
Proceeds from stock options exercised	18,434	17,502	12,272	63,003	79,608
Issuance of common stock under employee stock purchase program	19,805	(3,194)	19,625	34,269	33,975
Repurchase of common stock	(75,853)	(56,999)	(90,438)	(251,799)	(237,086)
Dividends paid	(93,396)	(93,387)	(85,210)	(373,971)	(342,023)
Net cash provided by (used in) financing activities	357,831	(144,346)	105,169	(307,369)	(230,343)
Net increase (decrease) in cash and cash equivalents	589,394	(30,708)	394,889	140,892	554,264
Cash and cash equivalents:
Beginning of period	1,656,727	1,687,435	1,710,340	2,105,229	1,550,965
End of period	$2,246,121	$1,656,727	$2,105,229	$2,246,121	$2,105,229

Total cash, cash equivalents, and short-term investments	$2,744,839	$2,155,881	$2,230,668	$2,744,839	$2,230,668

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ANALYSIS OF GAAP VERSUS GAAP EXCLUDING SPECIAL ITEMS DISCLOSURES
(Unaudited)
	Three Months Ended			Year Ended
	June 24, 2017	March 25, 2017	June 25, 2016	June 24, 2017	June 25, 2016
	(in thousands, except per share data)
Reconciliation of GAAP gross profit to GAAP gross profit excluding special items:
GAAP gross profit	$393,666	$366,904	$347,027	$1,446,480	$1,244,388
GAAP gross profit %	65.4%	63.1%	61.3%	63.0%	56.7%

Special items:
Intangible asset amortization	11,064	11,064	11,829	46,485	55,030
Accelerated depreciation (1)	—	1,103	4,098	3,459	53,827
Other cost of goods sold (2)	—	—	—	—	6,123
Total special items	11,064	12,167	15,927	49,944	114,980
GAAP gross profit excluding special items	$404,730	$379,071	$362,954	$1,496,424	$1,359,368
GAAP gross profit % excluding special items	67.2%	65.2%	64.1%	65.2%	61.9%

Reconciliation of GAAP operating expenses to GAAP operating expenses excluding special items:
GAAP operating expenses	$194,288	$192,652	$224,654	$751,703	$930,539

Special items:
Intangible asset amortization	2,050	2,348	2,538	9,189	12,205
Impairment of long-lived assets (3)	—	1,000	429	7,517	160,582
Impairment of goodwill and intangible assets	—	—	27,602	—	27,602
Severance and restructuring	1,175	450	4,149	12,453	24,479
Other operating expenses (income), net (4)	1,923	1,704	4,962	(22,944)	(50,389)
Total special items	5,148	5,502	39,680	6,215	174,479
GAAP operating expenses excluding special items	$189,140	$187,150	$184,974	$745,488	$756,060

Reconciliation of GAAP net income (loss) to GAAP net income excluding special items:
GAAP net income (loss)	$163,309	$140,213	$92,339	$571,613	$227,475

Special items:
Intangible asset amortization	13,114	13,412	14,367	55,674	67,235
Accelerated depreciation (1)	—	1,103	4,098	3,459	53,827
Other cost of goods sold (2)	—	—	—	—	6,123
Impairment of long-lived assets (3)	—	1,000	429	7,517	160,582
Impairment of goodwill and intangible assets	—	—	27,602	—	27,602
Severance and restructuring	1,175	450	4,149	12,453	24,479
Other operating expenses (income), net (4)	1,923	1,704	4,962	(22,944)	(50,389)
Interest and other expense (income), net (5)	(90)	(48)	(247)	(5,661)	194
Pre-tax total special items	16,122	17,621	55,360	50,498	289,653
Fiscal year 2016 research & development tax credits	—	—	—	—	(2,475)
Other income tax effects and adjustments (6)	499	1,957	(7,228)	(11,465)	(43,392)
GAAP net income excluding special items	$179,930	$159,791	$140,471	$610,646	$471,261

GAAP net income per share excluding special items:
Basic	$0.64	$0.56	$0.49	$2.16	$1.65
Diluted	$0.63	$0.56	$0.49	$2.12	$1.63

Shares used in the calculation of earnings per share excluding special items:
Basic	282,747	282,903	285,354	283,147	285,081
Diluted	287,494	287,882	288,544	287,974	289,479

(1) Includes building and equipment accelerated depreciation related to the Dallas manufacturing facility.
(2) Includes expense related to patent license settlement.
(3) Includes impairment of investments in privately-held companies and other equipment impairment charges relating to the San Antonio wafer manufacturing facility.

(4) Includes gain on sale of micro-electromechanical systems (MEMS) business line during the first quarter of fiscal year 2017, gain on sale of energy metering business during the third quarter of fiscal year 2016, loss (gain) relating to sale of assets, and expected loss on lease abandonment.

(5) Includes gain on sale of shares received for the sale of the wafer manufacturing facility in San Antonio, Texas.
(6) Includes tax effect of pre-tax special items and miscellaneous tax adjustments.

Non-GAAP Measures
To supplement the consolidated financial results prepared under GAAP, Maxim Integrated uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude special items related to intangible asset amortization; accelerated depreciation; other costs of goods sold; impairment of long-lived assets; impairment of goodwill and other intangible assets; severance and restructuring; other operating expenses (income), net; interest and other expense (income), net; fiscal year 2016 research and development tax credits, and other income tax effects and adjustments. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate Maxim Integrated’s current performance. Many analysts covering Maxim Integrated use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, Maxim Integrated believes these measures are important to investors in understanding Maxim Integrated’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in Maxim Integrated’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. The non-GAAP measures displayed in the table above include the following:

GAAP Gross Profit Excluding Special Items
The use of GAAP gross profit excluding special items allows management to evaluate the gross margin of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization, accelerated depreciation, and other costs of goods sold. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP gross profit excluding special items to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of Maxim Integrated’s core businesses.

GAAP Operating Expenses Excluding Special Items
The use of GAAP operating expenses excluding special items allows management to evaluate the operating expenses of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization, impairment of long-lived assets; impairment of goodwill and other intangible assets; severance and restructuring, and other operating expenses (income), net. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP operating expenses excluding special items to enable investors and analysts to evaluate our core business and its direct operating expenses.

GAAP Provision for Income Taxes Excluding Special Items
The use of a GAAP provision for income taxes excluding special items allows management to evaluate the provision for income taxes across different reporting periods on a consistent basis, independent of special items including the tax provision impact of pre-tax special items. In fiscal year 2016, we began using a long-term tax rate to compute the GAAP provision for income taxes excluding special items. This long-term tax rate considers the income tax impact of pre-tax special items and eliminates the effects of significant non-recurring and period specific tax items which vary in size and frequency. In the first and second quarter of fiscal year 2017, we used a long-term tax rate of 18%, which was our forecast of the weighted average of our normalized fiscal year GAAP tax rate excluding special items over a four-year period, that includes the past three fiscal years plus the current fiscal year projection at the beginning of fiscal year 2017. We review the long-term tax rate on an annual basis and more frequently whenever events occur that may materially affect the long-term tax rate such as tax law changes; significant changes in our geographic earnings mix;
or changes in our corporate structure. Starting in the third quarter of fiscal year 2017, we transitioned to a long-term tax rate of 15%, which reflects the impact of changes in our manufacturing structure and focused research and development expenditures, resulting in improved projections for fiscal year 2017 and future periods.

GAAP Net Income and GAAP Net Income per Share Excluding Special Items
The use of GAAP net income and GAAP net income per share excluding special items allow management to evaluate the operating results of Maxim Integrated’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; accelerated depreciation; other costs of goods sold; impairment of long-lived assets; impairment of goodwill and other intangible assets; severance and restructuring; other operating expenses (income), net; interest and other expense (income), net; fiscal year 2016 research and development tax credits, and other income tax effects and adjustments. In addition, they are important components of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP net income and GAAP net income per share excluding special items to enable investors and analysts to understand the results of operations of Maxim Integrated’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

“Safe Harbor” Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the Company’s business outlook and financial projections for its first quarter of fiscal 2018 ending in September 2017, which includes revenue, gross margin and earnings per share. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted, based upon, among other things, general market and economic conditions, market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, the loss of all or a substantial portion of our sales to one or more of our large customers, customer cancellations and price competition, as well as other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 25, 2016 (the “Form 10-K”). The Form 10-K may be found at https://www.sec.gov/Archives/edgar/data/743316/000074331616000081/maxim10-kfy2016.htm.

All forward-looking statements included in this news release are made as of the date hereof and based on the information available to the Company as of the date hereof. The Company assumes no obligation to update any forward-looking statement except as required by law.

About Maxim Integrated
Maxim Integrated develops innovative analog and mixed-signal products and technologies to make systems smaller and smarter, with enhanced security and increased energy efficiency. We are empowering design innovation for our automotive, industrial, healthcare, mobile consumer, and cloud data center customers to deliver industry-leading solutions that help change the world. Learn more at http://www.maximintegrated.com.

Source: Maxim Integrated Investor Relations